RESTATED

ARTICLES OF INCORPORATION
OF
REGENCY CENTERS CORPORATION

Pursuant to Sections 607.1002 and 607.1007 of the Florida Business Corporation Act, Regency Centers Corporation (“Corporation”) certifies as follows:

FIRST: The Corporation is named “Regency Centers Corporation” and was originally incorporated in the State of Florida on July 8, 1993, effective July 9, 1993, under the name Regency Realty Corporation.

SECOND: These Restated Articles of Incorporation restate, integrate, and supersede in their entirety any and all prior Restated Articles of Incorporation, Articles of Incorporation, and any Articles of Amendment or Certificates of Designation thereto, filed with the State of Florida from the date of the Corporation’s original incorporation through the date hereof (“Original Articles”) and amend the Original Articles to delete the reference to the Corporation’s initial registered agent and registered office.

THIRD: These Restated Articles of Incorporation were approved at a meeting of the directors of this Corporation on November 6, 2024. Shareholder approval was not required for this restatement and amendment.

The existing Restated Articles of Incorporation of this Corporation have been further restated in their entirety to read as follows:

ARTICLE 1

NAME AND ADDRESS
Section 1.1
Name. The name of the corporation is Regency Centers Corporation.
Section 1.2
Address of Principal Office. The address of the principal office of the Corporation is One Independent Drive, Suite 114, Jacksonville, Florida 32202.
ARTICLE 2

DURATION
Section 2.1
Duration. The Corporation shall exist perpetually.
ARTICLE 3

PURPOSES
Section 3.1
Purposes. This corporation is organized for the purpose of transacting any or all lawful business permitted under the laws of the United States and of the State of Florida.

ARTICLE 4

CAPITAL STOCK
Section 4.1
Authorized Capital. The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is two hundred and sixty million (260,000,000) shares (the “Capital Stock”) divided into classes as follows:
(a)
Thirty million (30,000,000) shares of preferred stock having a par value of $0.01 per share (the “Preferred Stock”), and which may be issued in one or more classes or series as further described in Section 4.2; and
(b)
Two hundred twenty million (220,000,000) shares of voting common stock having a par value of $0.01 per share (the “Common Stock”); and
(c)
Ten million (10,000,000) shares of common stock having a par value of $0.01 per share (the “Special Common Stock”) and which may be issued in one or more classes or series as further described in Section 4.4.

All such shares shall be issued fully paid and nonassessable.

Section 4.2
Preferred Stock. The Board of Directors is authorized to provide for the issuance of the Preferred Stock in one or more classes and in one or more series within a class and, by filing the appropriate Articles of Amendment with the Secretary of State of Florida which shall be effective without shareholder action, is authorized to establish the number of shares to be included in each class and each series and the preferences, limitations and relative rights of each class and each series. Such preferences must include the preferential right to receive distributions of dividends or the preferential right to receive distributions of assets upon the dissolution of the Corporation before shares of Common Stock are entitled to receive such distributions.
Section 4.2.1
Series A Preferred Stock. A series of preferred stock is designated the 6.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). The number of shares constituting the Series A Preferred Stock shall initially be 4,600,000.
Section 4.2.1(a)
Defined Terms. The terms defined in this Section 4.2.1, whenever used herein, shall, unless the context otherwise requires, have the respective meanings hereinafter specified:
(i)
“Alternative Conversion Consideration” shall have the meaning set forth in Section 4.2.1(i)(i).
(ii)
“Alternative Form Consideration” shall have the meaning set forth in Section 4.2.1(i)(i).
(iii)
“Annual Dividend Rate” shall have the meaning set forth in Section 4.2.1(d)(i).
(iv)
“Articles” shall mean these Restated Articles of Incorporation.

(v)
“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by the Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.
(vi)
“business day” shall mean any day, other than a Saturday or Sunday, which is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
(vii)
“Change of Control” occurs when, after the Series A Preferred Stock issue date, the following have occurred and are continuing:
(1)
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of common stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of common stock entitled to vote generally in the election of directors (and such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(2)
following the closing of any transaction referred to in (a) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed or quoted on the NYSE, the NYSE American or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the NASDAQ.
(viii)
“Change of Control Conversion Right” shall have the meaning set forth in Section 4.2.1(i)(i).
(ix)
“Change of Control Redemption Right” shall have the meaning set forth in Section 4.2.1(g).
(x)
“Code” shall have the meaning set forth in Section 4.2.1(d)(v).
(xi)
“common stock” shall mean the common stock, par value $0.01 per share, of the Corporation and any stock into which such common stock shall have been changed or any stock resulting from any capital reorganization or reclassification of such common stock, and all other stock of any class or classes (however designated) of the Corporation the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.
(xii)
“Common Share Conversion Consideration” shall have the meaning set forth in Section 4.2.1(i)(i).
(xiii)
“Common Stock Price” shall have the meaning set forth in Section 4.2.1(i)(i).
(xiv)
“Conversion Agent” shall have the meaning set forth in Section 4.2.1(i)(iv).
(xv)
“Conversion Consideration” shall have the meaning set forth in Section 4.2.1(i)(i).
(xvi)
“Conversion Date” shall have the meaning set forth in Section 4.2.1(i)(i).
(xvii)
“Corporation” shall have the meaning set forth in these Articles.
(xviii)
“Dividend Payment Date” shall have the meaning set forth in Section 4.2.1(d)(ii).
(xix)
“Dividend Record Date” shall have the meaning set forth in Section 4.2.1(d)(ii).
(xx)
“Event” shall have the meaning set forth in Section 4.2.1(j)(iii)(2).
(xxi)
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(xxii)
“Exchange Cap” shall have the meaning set forth in Section 4.2.1(i)(i).
(xxiii)
“FBCA” shall mean the Florida Business Corporation Act.
(xxiv)
“Liquidation Preference” shall have the meaning set forth in Section 4.2.1(e)(i).
(xxv)
“NASDAQ” shall mean the Nasdaq Stock Market or any exchange or quotation system that is a successor to the Nasdaq Stock Market on which the Series A Preferred Stock is listed or quoted.
(xxvi)
“NYSE” shall mean the New York Stock Exchange or any exchange or quotation system that is a successor to the New York Stock Exchange on which the Series A Preferred Stock is listed or quoted.
(xxvii)
“NYSE American” shall mean the NYSE American or any exchange or quotation system that is a successor to the NYSE

American on which the Series A Preferred Stock is listed or quoted.
(xxviii)
“Optional Redemption Right” shall have the meaning set forth in Section 4.2.1(f).
(xxix)
“Parity Preferred” shall have the meaning set forth in Section 4.2.1(j)(ii).
(xxx)
“person” shall mean any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any governmental authority.
(xxxi)
“Preferred Dividend Default” shall have the meaning set forth in Section 4.2.1(j)(ii).
(xxxii)
“Preferred Stock Director” shall have the meaning set forth in Section 4.2.1(j)(ii).
(xxxiii)
“REIT” shall have the meaning set forth in Section 4.2.1(d)(v).
(xxxiv)
“Rights and Preferences” shall have the meaning set forth in Section 4.2.1(j)(iii)(2).
(xxxv)
“Series A Preferred Stock” shall have the meaning set forth in Section 4.2.1.
(xxxvi)
“Series B Preferred Stock” shall mean the 5.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Corporation.
(xxxvii)
“Set Apart for Payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation.
(xxxviii)
“Share Cap” shall have the meaning set forth in Section 4.2.1(i)(i).
(xxxix)
“Share Split” shall have the meaning set forth in Section 4.2.1(i)(i).
Section 4.2.1(b)
Maturity. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.
Section 4.2.1(c)
Ranking. The Series A Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation,

rank (a) senior to all classes or series of common stock of the Corporation, and to all equity securities issued by the Corporation ranking junior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, (b) on a parity with the Series B Preferred Stock, and with all other equity securities issued by the Corporation, the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Stock and the Series A Preferred Stock with respect to dividend rights or other rights upon liquidation, dissolution or winding up of the Corporation, and (c) junior to all existing and future indebtedness of the Corporation, and to any equity securities that the Corporation may issue in the future the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.
Section 4.2.1(d)
Dividends.
(i)
Holders of shares of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, preferential cumulative dividends payable in cash at the rate per annum of $1.5625 per share of the Series A Preferred Stock (the “Annual Dividend Rate”), which is equivalent to a rate of 6.250% per annum of the Liquidation Preference.
(ii)
Dividends on the Series A Preferred Stock shall be cumulative from and including August 1, 2023 and shall be payable in arrears for each quarterly period ending January 31, April 30, July 31 and October 31 on January 31, April 30, July 31 and October 31, respectively, of each year, or, if any such date shall not be a business day, not later than the next succeeding business day (each, a “Dividend Payment Date”). The amount of dividends payable on each Dividend Payment Date for the Series A Preferred Stock shall be computed by dividing the Annual Dividend Rate by four. The first dividend will be payable on October 31, 2023, with respect to the period commencing on August 1, 2023, as if the Series A Preferred Stock was issued and outstanding on that date and ending October 31, 2023. The amount of any dividend payable on the Series A Preferred Stock with respect to any period (that is shorter or longer than one full quarterly period) will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date determined each quarter by the Board of Directors, as provided by the FBCA, which shall not be more than 30 days preceding the applicable Dividend Payment Date (each, a “Dividend Record Date”).
(iii)
No dividends on shares of Series A Preferred Stock shall be authorized by the Board of Directors or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration, payment or setting apart shall be restricted or prohibited by law.
(iv)
Notwithstanding the foregoing, dividends on outstanding shares of the Series A Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Accrued but unpaid dividends on shares of the Series A Preferred Stock will not bear interest and holders of shares of the Series A Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be authorized, declared and paid or authorized, declared and set apart for payment on any capital stock of the Corporation ranking, as to dividends, on a parity with the Series A Preferred Stock (other than a dividend in shares of the common stock or in shares of any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof is set apart for such payment on outstanding shares of the Series A Preferred Stock for all past dividend periods. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends authorized and declared upon the Series A Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock shall be authorized and declared ratably so that the amount of dividends authorized and declared per share of Series A Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other.
(v)
Except as described in Section 4.2.1(d)(iv) above, unless full cumulative dividends on outstanding shares of the Series A Preferred Stock have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series A

Preferred Stock as to dividends and upon liquidation) shall be authorized, declared and paid or authorized, declared and set apart for payment nor shall any other distribution be authorized and declared or made upon the common stock, or any other capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, nor shall any shares of common stock, or any other shares of capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Corporation’s qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided above. Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. So long as no dividends are in arrears, the Corporation shall be entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.
Section 4.2.1(e)
Liquidation Preference.
(i)
Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its shareholders a liquidation preference of $25.00 per share (the “Liquidation Preference”), plus an amount equal to any accrued and unpaid dividends to, but excluding, the date of payment (whether or not declared), but without interest, before any distribution of assets is made to holders of common stock or any other class or series of capital stock of the Corporation that ranks junior to the Series A Preferred Stock as to liquidation rights. However, the holders of the shares of Series A Preferred Stock will not be entitled to receive the Liquidation Preference, plus any accrued and unpaid dividends, of such shares until the Liquidation Preference of any other series or class of the Corporation’s capital stock hereafter issued which ranks senior as to liquidation rights to the Series A Preferred Stock has been paid in full. The holders of Series A Preferred Stock and all series or classes of the Corporation’s capital stock which rank on a parity as to liquidation rights with the Series A Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such capital stock, in any distribution (after payment of the liquidation preference of any capital stock of the Corporation that ranks senior to the Series A Preferred Stock as to liquidation rights) which is not sufficient to pay in full the aggregate of the amounts payable thereon. Holders of Series A Preferred Stock will be entitled to written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.
(ii)
In determining whether a distribution to holders of Series A Preferred Stock (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.
Section 4.2.1(f)
Optional Redemption. The Corporation may, at its option, upon notice pursuant to Section 4.2.1(h) hereof, redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to, but not including, the date fixed for redemption (except for dividends payable as described in the last sentence of Section 4.2.1(h)(i) without interest (the “Optional Redemption Right”). In addition to the Optional Redemption Right, in order to ensure that the Corporation remains qualified as a REIT under the Code, the Corporation will have the right to purchase from a holder of shares of Series A Preferred Stock at any time any shares of Series A Preferred Stock held by such holder in excess of 7% of the value of the outstanding capital stock of the Corporation in accordance with Article 5 of these Articles or any successor provision or other provision of these Articles as in effect from time to time limiting ownership of stock of the Corporation.
Section 4.2.1(g)
Special Optional Redemption. In the event of a Change of Control of the Corporation, the Corporation shall have the right, at the Corporation’s option, to redeem the shares of each holder of Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not declared) (except for dividends payable as described in the last sentence of

Section 4.2.1(h)(i) to, but not including, the date fixed for redemption (a “Change of Control Redemption Right”).
Section 4.2.1(h)
Redemption Procedures.
(i)
The Corporation shall give notice of redemption by mail, postage prepaid, not less than 30 nor more than 90 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock, except as to a holder to whom notice was defective or not given. Each notice will state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the Series A Preferred Stock is to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) if such redemption is being made in connection with a Change of Control, holders of Series A Preferred Stock being so called for redemption will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is called, prior to the Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Conversion Date. Notwithstanding the foregoing, no notice of redemption will be required where the Corporation elects to redeem Series A Preferred Stock to preserve its REIT qualification. If the Corporation redeems less than all of the Series A Preferred Stock held by any holder, the notice mailed to such holder will also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected by lot or pro rata. If a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of Series A Preferred Stock at the close of business on the applicable Dividend Record Date is entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before the Dividend Payment Date.
(ii)
If the Corporation has given notice of redemption of any shares of Series A Preferred Stock and has set apart for payment the funds necessary for the redemption for the benefit of the holders of any shares of Series A Preferred Stock called for redemption, then from and after the redemption date (i) dividends will cease to accrue on such shares of Series A Preferred Stock, (ii) the shares of Series A Preferred Stock will no longer be deemed outstanding and (iii) all rights of the holders of the shares will terminate, except the right to receive the redemption price.
(iii)
If full cumulative dividends on the Series A Preferred Stock have not been paid or declared and set apart for payment for all prior dividend periods, the Corporation may not redeem any shares of Series A Preferred Stock unless it simultaneously redeems all outstanding shares of Series A Preferred Stock, and the Corporation will not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchange for shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation). So long as no dividends are in arrears, the Corporation is entitled, at any time and from time to time, to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable law.
Section 4.2.1(i)
Conversion Rights.
(i)
Upon the occurrence of a Change of Control, unless, prior to the Conversion Date, the Corporation provides notice of redemption of such shares of Series A Preferred Stock pursuant to Section 4.2.1(h), then, unless the holders of the Series A Preferred Stock will receive Alternative Form Consideration pursuant to this Section 4.2.1(i)(i), each holder of shares of Series A Preferred Stock shall have the right, subject to Section 4.2.1(i)(xi), to convert all or part of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Conversion Date into a number of shares of common stock per share of Series A Preferred Stock to be converted (the “Common Share Conversion Consideration”) equal to the lesser of (i) the quotient obtained by dividing (A) the sum of $25.00 plus (subject to Section 4.2.1(i)(iii) hereof) the amount of any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the Conversion Date, by (B) the Common Stock Price and (ii) 0.6709 (as adjusted pursuant to the immediately succeeding paragraph, the “Share Cap”).

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a common stock dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to the common stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of common stock that is equivalent to the product obtained by multiplying (x) the Share Cap in effect immediately prior to such Share Split by (y) a fraction, the numerator of which is the number of shares of common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable in connection with the exercise of the Change of Control Conversion Right and in respect of the Series A Preferred Stock shall not exceed 3,086,140 shares of common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase on a pro rata basis if the number of authorized shares of Series A Preferred Stock increases after the first date on which any shares of the Series A Preferred Stock are issued (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which, or in connection with which, shares of common stock shall be converted into cash, securities or other property or assets, including any combination thereof (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock shall receive upon conversion of such shares of Series A Preferred Stock (subject to the immediately succeeding paragraph) the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive had such holder held a number of shares of common stock equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration” and, together with the Common Share Conversion Consideration, the “Conversion Consideration”).

If holders of shares of common stock have the opportunity to elect the form of consideration to be received in connection with the Change of Control, the consideration that the holders of Series A Preferred Stock shall receive shall be the form of consideration elected by the holders of a plurality of the shares of common stock held by shareholders who participate in the election and shall be subject to any limitations to which all holders of common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Change of Control.

The “Conversion Date” with respect to any Change of Control shall be a business day fixed by the Board of Directors that is not fewer than 20 days and not more than 35 days after the date on which the Corporation provides notice of the Change of Control pursuant to Section 4.2.1(i)(iv).

The “Common Stock Price” for any Change of Control shall be (x) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by holders of shares of common stock is solely cash, and (y) the average of the closing prices per share of common stock on the

NYSE, the NYSE American or the NASDAQ for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of shares of common stock is other than solely cash (including if such holders do not receive consideration).

(ii)
No fractional shares of common stock shall be issued upon the conversion of Series A Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.
(iii)
If a Conversion Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of shares of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date in accordance with Section 4.2.1(d) hereof, notwithstanding the conversion of such shares on or prior to such Dividend Payment Date, but the Common Share Conversion Consideration shall not be calculated to include such accrued and unpaid dividends.
(iv)
Within 15 days following the occurrence of a Change of Control, the Corporation shall deliver a notice of the occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, to the holders of record of the outstanding shares of Series A Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records. No failure to give such a notice or any defect thereto or in the mailing thereof shall affect the sufficiency of the notice or validity of the proceedings for the conversion of any share of Series A Preferred Stock, except as to the holder to whom notice was defective or not given. A notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder received such notice. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Conversion Date; (vi) that if, prior to the Conversion Date, the Corporation provides notice of its election to redeem all or any portion of the Series A Preferred Stock, the holder will not be able to convert the shares of Series A Preferred Stock called for redemption, and such shares of Series A Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock converted; (viii) the name and address of the paying agent and the conversion agent (the “Conversion Agent”); and (ix) the procedures that the holders of Series A Preferred stock must follow to exercise the Change of Control Conversion Right.
(v)
The Corporation shall issue a press release for publication on the Dow Jones & Corporation, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information stated in such a notice, and post such a notice on the Corporation’s website, in any event prior to the opening of business on the first business day following any date on which the Corporation provides notice pursuant to Section 4.2.1(i)(iv) to the holders of record of Series A Preferred Stock.
(vi)
In order to exercise the Change of Control Conversion Right, a holder of record of shares of Series A Preferred Stock shall be required to deliver, on or before the close of business on the Conversion Date, the certificates, if any, representing any certificated shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written notice of exercise and any other documents the Corporation reasonably requires in connection with such conversion, to the Conversion Agent. Such notice shall state the number of shares of Series A Preferred Stock to be converted. Notwithstanding the foregoing if the shares of Series A Preferred Stock are held in global form, such notice shall instead comply with applicable procedures of The Depository Trust Company.
(vii)
Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part), by a written notice of withdrawal delivered to the Conversion Agent prior to the close of business on the business day prior to the Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A Preferred Stock have been tendered for conversion and withdrawn, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the notice of exercise. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the notice of withdrawal shall instead comply with applicable procedures of The Depository Trust Company.
(viii)
Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the notice of exercise has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the

Conversion Date unless, prior to the Conversion Date, the Corporation provides notice of its election to redeem such shares of Series A Preferred Stock, whether pursuant to its Optional Redemption Right or Change of Control Redemption Right.
(ix)
The Corporation shall deliver the applicable Conversion Consideration no later than the third business day following the Conversion Date.
(x)
In connection with the exercise of any Change of Control Conversion Right, the Corporation shall comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series A Preferred Stock into Conversion Consideration.
(xi)
Notwithstanding anything to the contrary in this Section 4.2.1(i), no holder of Series A Preferred Stock will be entitled to convert any shares of Series A Preferred Stock into shares of common stock to the extent that receipt of shares of common stock upon the conversion of such shares of Series A Preferred Stock in accordance with this Section 4.2.1(i) would cause such person or any other person to violate Article 5 of these Articles or any successor provision or other provision of these Articles as in effect from time to time limiting ownership of stock of the Corporation.
Section 4.2.1(j)
Voting Rights.
(i)
Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below.
(ii)
Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Preferred (as hereinafter defined)), and the holders of such shares of Series A Preferred Stock will be entitled to vote separately as a class with all other series of preferred stock ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable, including, in that instance, Series B Preferred Stock (“Parity Preferred”), in order to fill the vacancies thereby created, for the election of a total of two additional directors of the Corporation (the “Preferred Stock Directors”) at a special meeting called by the Corporation at the request of holders of record of at least 10% of the Series A Preferred Stock or the holders of record of at least 10% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual meeting of shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until (or, if the directors are divided into classes, at the conclusion of the terms of each Preferred Stock Director) all dividends accrued on such shares of Series A Preferred Stock and Parity Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid. In the event the directors of the Corporation are divided into classes, each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to ensure that the number of directors in each of the classes of directors are as nearly equal as possible. Each Preferred Stock Director, as a qualification for election as such (and regardless of how elected) shall submit to the Board of Directors a duly executed, valid, binding and enforceable letter of resignation from the Board of Directors, to be effective upon the date upon which all dividends accrued on such shares of Series A Preferred Stock and Parity Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid, whereupon the terms of office of all persons elected as Preferred Stock Directors by the holders of the Series A Preferred Stock and any Parity Preferred shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of directors then constituting the Board of Directors shall be reduced accordingly. A quorum for any meeting shall exist if at least a majority of the outstanding shares of Series A Preferred Stock and shares of Parity Preferred upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meetings. Such Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series A Preferred Stock and such Parity Preferred (regardless of liquidation preference) present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accrued dividends and the dividend for the then current dividend period on the Series A Preferred Stock shall have been paid in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default). Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter properly coming before the Board of Directors. Notwithstanding the foregoing, in no event shall the holders of Series A Preferred Stock be entitled pursuant to this Section 4.2.1(j)(ii) to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any securities exchange on which any class or series of the Corporation’s stock is listed.
(iii)
So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by these Articles, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of Series A Preferred Stock, at the time outstanding, voting separately as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting, shall be necessary for effecting or validating:
(1)
any voluntary termination or revocation of the status of the Corporation as a REIT;
(2)
any amendment, alteration or repeal of any of the provisions of these Articles (whether by merger, consolidation or otherwise (an “Event”)) that materially and adversely affects any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption (the “Rights and Preferences”) of the Series A Preferred Stock or the holders thereof; provided, however, that (x) the amendment of the provisions of these Articles so as to authorize, create or increase the authorized amount of any shares ranking on parity with or junior to the Series A Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up (including any increase in the number of authorized shares of Series A Preferred Stock) shall not be deemed to materially adversely affect the Rights and Preferences, and (y) any filing with the Florida Division of Corporations by the Corporation, including in connection with an Event, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of these Articles that materially and adversely affects the Rights and Preferences, provided that: (1) the Corporation is the surviving entity and the Series A Preferred Stock remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series A Preferred Stock for other preferred stock, shares or other equity interests having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to that of the Series A Preferred Stock (except for changes that do not materially and adversely affect the holders of Series A Preferred Stock); or

(3)
the authorization, creation or the increase in the authorized number of shares of any class or series, or any security convertible into shares of any class or series of stock of the Corporation ranking senior to the Series A Preferred Stock as to distribution on any liquidation, dissolution or winding up of the Corporation or as to the payment of dividends;

provided, however, that, in the case of each of subparagraphs (i), (ii) and (iii), no such vote of the holders of Series A Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption or, in the case of an Event, regardless of the date of the transaction, the holders of the Series A Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.

For purposes of determining the voting rights of the holders of the Series A Preferred Stock under this Section 4.2.1(j)(iii), each holder will be entitled to one vote for each Liquidation Preference per share with respect to shares of the Series A Preferred Stock held by such holder. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of the Series A Preferred Stock has been cast or given on any matter on which the holders of shares of the Series A Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

(iv)
As to any voting right set forth in Section 4.2.1(j)(iii), the holders of Series A Preferred Stock shall have exclusive voting rights on any proposed amendment to these Articles that would alter only the contract rights of the Series A Preferred Stock.
(v)
Except as expressly stated in these Articles, the Series A Preferred Stock will not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action, including, but not limited to, any merger or consolidation involving the Corporation, or a sale of all or substantially all of the assets of the Corporation, or the liquidation or dissolution of the Corporation, irrespective of the effect that such merger, consolidation, sale, liquidation or dissolution may have upon the rights, preferences or voting power of the holders of the Series A Preferred Stock.
Section 4.2.1(k)
Information Right. During any period during which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the

Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that the Corporation would have been required to file with the United States Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which the Corporation would have been required to file such reports with the United States Securities and Exchange Commission if the Corporation were subject to Section 13 or 15(d) of the Exchange Act (in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were an “accelerated filer” within the meaning of the Exchange Act), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series A Preferred Stock.
Section 4.2.2
Series B Preferred Stock. A series of preferred stock is designated the 5.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”). The number of shares constituting the Series B Preferred Stock shall initially be 4,400,000.
Section 4.2.2(a)
Defined Terms. The terms defined in this Section 4.2.2, whenever used herein, shall, unless the context otherwise requires, have the respective meanings hereinafter specified:
(i)
“Alternative Conversion Consideration” shall have the meaning set forth in Section 4.2.2(i)(i).
(ii)
“Alternative Form Consideration” shall have the meaning set forth in Section 4.2.2(i)(i).
(iii)
“Annual Dividend Rate” shall have the meaning set forth in Section 4.2.2(d)(i).
(iv)
“Articles” shall have these Articles of Incorporation.
(v)
“Board of Directors” shall mean the Board of Directors of the Corporation or any committee authorized by the Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Stock.
(vi)
“business day” shall mean any day, other than a Saturday or Sunday, which is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
(vii)
“Change of Control” occurs when, after the Series B Preferred Stock issue date, the following have occurred and are continuing:
(1)
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section

13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of common stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of common stock entitled to vote generally in the election of directors (and such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
(2)
following the closing of any transaction referred to in (a) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed or quoted on the NYSE, the NYSE American or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the NASDAQ.
(viii)
“Change of Control Conversion Right” shall have the meaning set forth in Section 4.2.2(i)(i).
(ix)
“Change of Control Redemption Right” shall have the meaning set forth in Section 4.2.2(g).
(x)
“Code” shall have the meaning set forth in Section 4.2.2(d)(v).
(xi)
“common stock” shall mean the common stock, par value $0.01 per share, of the Corporation and any stock into which such common stock shall have been changed or any stock resulting from any capital reorganization or reclassification of such common stock, and all other stock of any class or classes (however designated) of the Corporation the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.
(xii)
“Common Share Conversion Consideration” shall have the meaning set forth in Section 4.2.2(i)(i).
(xiii)
“Common Stock Price” shall have the meaning set forth in Section 4.2.2(i)(i).
(xiv)
“Conversion Agent” shall have the meaning set forth in Section 4.2.2(i)(iv).
(xv)
“Conversion Consideration” shall have the meaning set forth in Section 4.2.2(i)(i).

(xvi)
“Conversion Date” shall have the meaning set forth in Section 4.2.2(i)(i).
(xvii)
“Corporation” shall have the meaning these Articles.
(xviii)
“Dividend Payment Date” shall have the meaning set forth in Section 4.2.2(d)(ii).
(xix)
“Dividend Record Date” shall have the meaning set forth in Section 4.2.2(d)(ii).
(xx)
“Event” shall have the meaning set forth in Section 4.2.2(j)(iii)(2).
(xxi)
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(xxii)
“Exchange Cap” shall have the meaning set forth in Section 4.2.2(i)(i).
(xxiii)
“FBCA” shall mean the Florida Business Corporation Act.
(xxiv)
“Liquidation Preference” shall have the meaning set forth in Section 4.2.2(e)(i).
(xxv)
“NASDAQ” shall mean the Nasdaq Stock Market or any exchange or quotation system that is a successor to the Nasdaq Stock Market on which the Series B Preferred Stock is listed or quoted.
(xxvi)
“NYSE” shall mean the New York Stock Exchange or any exchange or quotation system that is a successor to the New York Stock Exchange on which the Series B Preferred Stock is listed or quoted.
(xxvii)
“NYSE American” shall mean the NYSE American or any exchange or quotation system that is a successor to the NYSE American on which the Series B Preferred Stock is listed or quoted.
(xxviii)
“Optional Redemption Date” shall mean October 1, 2024.
(xxix)
“Optional Redemption Right” shall have the meaning set forth in Section 4.2.2(f).
(xxx)
“Parity Preferred” shall have the meaning set forth in Section 4.2.2(j)(ii).
(xxxi)
“person” shall mean any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank,

trust company, land trust, business trust or other organization, whether or not a legal entity, or any governmental authority.
(xxxii)
“Preferred Dividend Default” shall have the meaning set forth in Section 4.2.2(j)(ii).
(xxxiii)
“Preferred Stock Director” shall have the meaning set forth in Section 4.2.2(j)(ii).
(xxxiv)
“REIT” shall have the meaning set forth in Section 4.2.2(d)(v).
(xxxv)
“Rights and Preferences” shall have the meaning set forth in Section 4.2.2(j)(iii)(2).
(xxxvi)
“Series A Preferred Stock” shall mean the 6.25% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Corporation.
(xxxvii)
“Series B Preferred Stock” shall have the meaning set forth in Section 4.2.2.
(xxxviii)
“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation.
(xxxix)
“Share Cap” shall have the meaning set forth in Section 4.2.2(i)(i).
(xl)
“Share Split” shall have the meaning set forth in Section 4.2.2(i)(i).
Section 4.2.2(b)
Maturity. The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.
Section 4.2.2(c)
Ranking. The Series B Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of common stock of the Corporation, and to all equity securities issued by the Corporation ranking junior to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation, (b) on a parity with the Series A Preferred Stock, and with all other equity securities issued by the Corporation, the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock and the Series B Preferred Stock with respect to dividend rights or other rights upon liquidation, dissolution or winding up of the Corporation, and (c) junior to all existing and future indebtedness of the Corporation, and to any equity securities that the Corporation may issue in the future the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

Section 4.2.2(d)
Dividends.
(i)
Holders of shares of the Series B Preferred Stock are entitled to receive, when and as authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, preferential cumulative dividends payable in cash at the rate per annum of $1.4688 per share of the Series B Preferred Stock (the “Annual Dividend Rate”), which is equivalent to a rate of 5.875% per annum of the Liquidation Preference.
(ii)
Dividends on the Series B Preferred Stock shall be cumulative from and including August 1, 2023 and shall be payable in arrears for each quarterly period ending January 31, April 30, July 31 and October 31 on January 31, April 30, July 31 and October 31, respectively, of each year, or, if any such date shall not be a business day, not later than the next succeeding business day (each, a “Dividend Payment Date”). The amount of dividends payable on each Dividend Payment Date for the Series B Preferred Stock shall be computed by dividing the Annual Dividend Rate by four. The first dividend will be payable on October 31, 2023, with respect to the period commencing on August 1, 2023, as if the Series B Preferred Stock was issued and outstanding on that date and ending October 31, 2023. The amount of any dividend payable on the Series B Preferred Stock with respect to any period (that is shorter or longer than one full quarterly period) will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date determined each quarter by the Board of Directors, as provided by the FBCA, which shall not be more than 30 days preceding the applicable Dividend Payment Date (each, a “Dividend Record Date”).
(iii)
No dividends on shares of Series B Preferred Stock shall be authorized by the Board of Directors or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration, payment or setting apart shall be restricted or prohibited by law.
(iv)
Notwithstanding the foregoing, dividends on outstanding shares of the Series B Preferred Stock will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Accrued but unpaid dividends on shares of the Series B Preferred Stock will not bear interest and holders of shares of the Series B Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be authorized, declared and paid or authorized, declared and set apart for payment on any capital stock of the Corporation ranking, as to dividends, on a parity with the Series B Preferred Stock (other than a dividend in shares of the common stock or in shares of any other class of stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof is set apart for such payment on outstanding shares of the Series B Preferred Stock for all past dividend periods. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends authorized and declared upon the Series B Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred Stock shall be authorized and declared ratably so that the amount of dividends authorized and declared per share of Series B Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other.
(v)
Except as described in Section 4.2.2(d)(iv) above, unless full cumulative dividends on outstanding shares of the Series B Preferred Stock have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or other shares of capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) shall be authorized, declared and paid or authorized, declared and set apart for payment, nor shall any other distribution be authorized and declared or made upon the common stock, or any other capital stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation, nor shall any shares of common stock, or any other shares of capital stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Corporation’s qualification real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Holders of shares of the Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series B Preferred Stock as provided above. Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. So long as no dividends are in arrears, the Corporation shall be entitled at any time and from time to time to repurchase shares of Series B Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.
Section 4.2.2(e)
Liquidation Preference.
(i)
Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its shareholders a liquidation preference of $25.00 per share (the “Liquidation Preference”), plus an amount equal to any accrued and unpaid dividends to, but excluding, the date of payment (whether or not declared), but without interest, before any distribution of assets is made to holders of common stock or any other class or series of capital stock of the Corporation that ranks junior to the Series B Preferred Stock as to liquidation rights. However, the holders of the shares of Series B Preferred Stock will not be entitled to receive the Liquidation Preference, plus any accrued and unpaid dividends, of such shares until the Liquidation Preference of any other series or class of the Corporation’s capital stock hereafter issued which ranks senior as to liquidation rights to the Series B Preferred Stock has been paid in full. The holders of Series B Preferred Stock and all series or classes of the Corporation’s capital stock which rank on a parity as to liquidation rights with the Series B Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such capital stock, in any distribution (after payment of the liquidation preference of any capital stock of the Corporation that ranks senior to the Series B Preferred Stock as to liquidation rights) which is not sufficient to pay in full the aggregate of the amounts payable thereon. Holders of Series B Preferred Stock will be entitled to written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.
(ii)
In determining whether a distribution to holders of Series B Preferred Stock (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the FBCA, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.
Section 4.2.2(f)
Optional Redemption. The Series B Preferred Stock is not redeemable by the Corporation prior to the Optional Redemption Date, except under circumstances where it is necessary to preserve the Corporation’s status as a REIT for U.S. federal income tax purposes and except as described in Section 4.2.2(g) below upon the occurrence of a Change of Control. On and after the Optional Redemption Date, the Corporation may, at its option, upon notice pursuant to Section 4.2.2(h) hereof, redeem shares of the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to, but not including, the date fixed for redemption (except for dividends payable as described in the last sentence of Section 4.2.2(h)(i) without interest (the “Optional Redemption Right”). In addition to the Optional Redemption Right, in order to ensure that the Corporation remains qualified as a REIT under the Code, the Corporation will have the right to purchase from a holder of shares of Series B Preferred Stock at any time any shares of Series B Preferred Stock held by such holder in excess of 7% of the value of the outstanding capital stock of the Corporation in accordance with Article 5 of these Articles or any successor provision or other provision of these Articles as in effect from time to time limiting ownership of stock of the Corporation.
Section 4.2.2(g)
Special Optional Redemption. In the event of a Change of Control of the Corporation, regardless of whether the Change of Control occurs prior to or after the Optional Redemption Date, the Corporation shall have the right, at the Corporation’s option, to redeem the shares of each holder of Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not declared) (except for dividends payable as described in the last sentence of Section 4.2.2(h)(i) to, but not including, the date fixed for redemption (a “Change of Control Redemption Right”).
Section 4.2.2(h)
Redemption Procedures.
(i)
The Corporation shall give notice of redemption by mail, postage prepaid, not less than 30 nor more than 90 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock, except as to a holder to whom notice was defective or not given. Each notice will state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places where the Series B Preferred Stock is to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) if such redemption is being made in connection with a Change of Control, holders of Series B Preferred Stock being so called for redemption will not be able to tender such shares of Series B Preferred Stock for conversion in connection with the Change of Control and each share of Series B Preferred Stock tendered for conversion that is called, prior to the Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Conversion Date. Notwithstanding the foregoing, no notice of redemption will be required where the Corporation elects to redeem Series B Preferred Stock to preserve its REIT qualification. If the Corporation redeems less than all of the Series B Preferred Stock held by any holder, the notice mailed to such holder will also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed will be selected by lot or pro rata. If a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, each holder of Series B Preferred Stock at the close of business on the applicable Dividend Record Date is entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before the Dividend Payment Date.
(ii)
If the Corporation has given notice of redemption of any shares of Series B Preferred Stock and has set apart for payment the funds necessary for the redemption for the benefit of the holders of any shares of Series B Preferred Stock called for redemption, then from and after the redemption date (i) dividends will cease to accrue on such shares of Series B Preferred Stock, (ii) the shares of Series B Preferred Stock will no longer be deemed outstanding and (iii) all rights of the holders of the shares will terminate, except the right to receive the redemption price.
(iii)
If full cumulative dividends on the Series B Preferred Stock have not been paid or declared and set apart for payment for all prior dividend periods, the Corporation may not redeem any shares of Series B Preferred Stock unless it simultaneously redeems all outstanding shares of Series B Preferred Stock, and the Corporation will not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchange for shares of capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation). So long as no dividends are in arrears, the Corporation is entitled, at any time and from time to time, to repurchase shares of Series B Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable law.
Section 4.2.2(i)
Conversion Rights.
(i)
Upon the occurrence of a Change of Control, unless, prior to the Conversion Date, the Corporation provides notice of redemption of such shares of Series B Preferred Stock pursuant to Section 4.2.2(h), then, unless the holders of the Series B Preferred Stock will receive Alternative Form Consideration pursuant to this Section 4.2.2(i), each holder of shares of Series B Preferred Stock shall have the right, subject to Section 4.2.2(i)(xi), to convert all or part of the Series B Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Conversion Date into a number of shares of common stock per share of Series B Preferred Stock to be converted (the “Common Share Conversion Consideration”) equal to the lesser of (i) the quotient obtained by dividing (A) the sum of $25.00 plus (subject to Section 4.2.2(i)(iii) hereof) the amount of any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the Conversion Date, by (B) the Common Stock Price and (ii) 0.6066 (as adjusted pursuant to the immediately succeeding paragraph, the “Share Cap”).

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a common stock dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to the common stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of common stock that is equivalent to the product obtained by multiplying (x) the Share Cap in effect immediately prior to such Share Split by (y) a fraction, the numerator of which is the number of shares of common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable in connection with the exercise of the Change of Control Conversion Right and in respect of the Series B Preferred Stock shall not exceed 2,669,040 shares of common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase on a pro rata basis if the number of authorized shares of Series B Preferred Stock increases after the first date on which any shares of the Series B Preferred Stock are issued (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which, or in connection with which, shares of common stock shall be converted into cash, securities or other property or assets, including any combination thereof (the “Alternative Form Consideration”), a holder of shares of Series B Preferred Stock shall receive upon conversion of such shares of Series B Preferred Stock (subject to the immediately succeeding paragraph) the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive had such holder held a number of shares of common stock equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration” and, together with the Common Share Conversion Consideration, the “Conversion Consideration”).

If holders of shares of common stock have the opportunity to elect the form of consideration to be received in connection with the Change of Control, the consideration that the holders of Series B Preferred Stock shall receive shall be the form of consideration elected by the holders of a plurality of the shares of common stock held by shareholders who participate in the election and shall be subject to any limitations to which all holders of common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Change of Control.

The “Conversion Date” with respect to any Change of Control shall be a business day fixed by the Board of Directors that is not fewer than 20 days and not more than 35 days after the date on which the Corporation provides notice of the Change of Control pursuant to Section 4.2.2(i)(iv).

The “Common Stock Price” for any Change of Control shall be (x) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by holders of shares of common stock is solely cash, and (y) the average of the closing prices per share of common stock on the NYSE, the NYSE American or the NASDAQ for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of shares of common stock is other than solely cash (including if such holders do not receive consideration).

(ii)
No fractional shares of common stock shall be issued upon the conversion of Series B Preferred Stock. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price.
(iii)
If a Conversion Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date in accordance with Section 4.2.2(d) hereof, notwithstanding the conversion of such shares on or prior to such Dividend Payment Date, but the Common Share Conversion Consideration shall not be calculated to include such accrued and unpaid dividends.
(iv)
Within 15 days following the occurrence of a Change of Control, the Corporation shall deliver a notice of the occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, to the holders of record of the outstanding shares of Series B Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records. No failure to give such a notice or any defect thereto or in the mailing thereof shall affect the sufficiency of the notice or validity of the proceedings for the conversion of any share of Series B Preferred Stock, except as to the holder to whom notice was defective or not given. A notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder received such notice. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Conversion Date; (vi) that if, prior to the Conversion Date, the Corporation provides notice of its election to redeem all or any portion of the Series B Preferred Stock, the holder will not be able to convert the shares of Series B Preferred Stock called for redemption, and such shares of Series B Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock converted; (viii) the name and address of the paying agent and the conversion agent (the “Conversion Agent”); and (ix) the procedures that the holders of Series B Preferred stock must follow to exercise the Change of Control Conversion Right.
(v)
The Corporation shall issue a press release for publication on the Dow Jones & Corporation, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information stated in such a notice, and post such a notice on the Corporation’s website, in any event prior to the opening of business on the first business day following any date on which the Corporation provides notice pursuant to Section 4.2.2(i)(iv) to the holders of record of Series B Preferred Stock.
(vi)
In order to exercise the Change of Control Conversion Right, a holder of record of shares of Series B Preferred Stock shall be required to deliver, on or before the close of business on the Conversion Date, the certificates, if any, representing any certificated shares of Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written notice of exercise and any other documents the Corporation reasonably requires in connection with such conversion, to the Conversion Agent. Such notice shall state the number of shares of Series B Preferred Stock to be converted. Notwithstanding the foregoing if the shares of Series B Preferred Stock are held in global form, such notice shall instead comply with applicable procedures of The Depository Trust Company.
(vii)
Holders of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part), by a written notice of withdrawal delivered to the Conversion Agent prior to the close of business on the business day prior to the Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn shares of Series B Preferred Stock; (ii) if certificated shares of Series B Preferred Stock have been tendered for conversion and withdrawn, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and (iii) the number of shares of Series B Preferred Stock, if any, which remain subject to the notice of exercise. Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, the notice of withdrawal shall instead comply with applicable procedures of The Depository Trust Company.
(viii)
Shares of Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the notice of exercise has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Conversion Date unless, prior to the Conversion Date, the Corporation provides notice of its election to redeem such shares of Series B Preferred Stock, whether pursuant to its Optional Redemption Right or Change of Control Redemption Right.
(ix)
The Corporation shall deliver the applicable Conversion Consideration no later than the third business day following the Conversion Date.

(x)
In connection with the exercise of any Change of Control Conversion Right, the Corporation shall comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series B Preferred Stock into Conversion Consideration.
(xi)
Notwithstanding anything to the contrary in this Section 4.2.2(i), no holder of Series B Preferred Stock will be entitled to convert any shares of Series B Preferred Stock into shares of common stock to the extent that receipt of shares of common stock upon the conversion of such shares of Series B Preferred Stock in accordance with this Section 4.2.2(i) would cause such person or any other person to violate Article 5 of these Articles or any successor provision or other provision of these Articles as in effect from time to time limiting ownership of stock of the Corporation.
Section 4.2.2(j)
Voting Rights.
(i)
Holders of the Series B Preferred Stock will not have any voting rights, except as set forth below.
(ii)
Whenever dividends on any shares of Series B Preferred Stock shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Preferred (as hereinafter defined)), and the holders of such shares of Series B Preferred Stock will be entitled to vote separately as a class with all other series of preferred stock ranking on a parity with the Series B Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable, including, in that instance, the Series A Preferred Stock (“Parity Preferred”), in order to fill the vacancies thereby created, for the election of a total of two additional directors of the Corporation (the “Preferred Stock Directors”) at a special meeting called by the Corporation at the request of holders of record of at least 10% of the Series B Preferred Stock or the holders of record of at least 10% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual meeting of shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until (or, if the directors are divided into classes, at the conclusion of the terms of each Preferred Stock Director) all dividends accrued on such shares of Series B Preferred Stock and Parity Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid. In the event the directors of the Corporation are divided into classes, each such vacancy shall be apportioned among the classes of directors to prevent stacking in any one class and to ensure that the number of directors in each of the classes of directors are as nearly equal as possible. Each Preferred Stock Director, as a qualification for election as such (and regardless of how elected) shall submit to the Board of Directors a duly executed, valid, binding and enforceable letter of resignation from the Board of Directors, to be effective upon the date upon which all dividends accrued on such shares of Series B Preferred Stock and Parity Preferred for the past dividend periods and the dividend for the then current dividend period shall have been fully paid, whereupon the terms of office of all persons elected as Preferred Stock Directors by the holders of the Series B Preferred Stock and any Parity Preferred shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of directors then constituting the Board of Directors shall be reduced accordingly. A quorum for any meeting shall exist if at least a majority of the outstanding shares of Series B Preferred Stock and shares of Parity Preferred upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meetings. Such Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series B Preferred Stock and such Parity Preferred (regardless of liquidation preference) present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accrued dividends and the dividend for the then current dividend period on the Series B Preferred Stock shall have been paid in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default). Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series B Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter properly coming before the Board of Directors. Notwithstanding the foregoing, in no event shall the holders of Series B Preferred Stock be entitled pursuant to this Section 4.2.2(j)(ii) to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any securities exchange on which any class or series of the Corporation’s stock is listed.

(iii)
So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by these Articles, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of Series B Preferred Stock, at the time outstanding, voting separately as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting, shall be necessary for effecting or validating:
(1)
any voluntary termination or revocation of the status of the Corporation as a REIT;
(2)
any amendment, alteration or repeal of any of the provisions of these Articles (whether by merger, consolidation or otherwise (an “Event”)) that materially and adversely affects any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption (the “Rights and Preferences”) of the Series B Preferred Stock or the holders thereof; provided, however, that (x) the amendment of the provisions of these Articles so as to authorize, create or increase the authorized amount of any shares ranking on parity with or junior to the Series B Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up (including any increase in the number of authorized shares of Series B Preferred Stock) shall not be deemed to materially adversely affect the Rights and Preferences, and (y) any filing with the Florida Division of Corporations by the Corporation, including in connection with an Event, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of these Articles that materially and adversely affects the Rights and Preferences, provided that: (1) the Corporation is the surviving entity and the Series B Preferred Stock remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series B Preferred Stock for other preferred stock, shares or other equity interests having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to that of the Series B Preferred Stock (except for changes that do not materially and adversely affect the holders of Series B Preferred Stock); or
(3)
the authorization, creation or the increase in the authorized number of shares of any class or series, or any security convertible into shares of any class or series of stock of the Corporation ranking senior to the Series B Preferred Stock as to distribution on any liquidation, dissolution or winding up of the Corporation or as to the payment of dividends;

provided, however, that, in the case of each of subparagraphs (i), (ii) and (iii), no such vote of the holders of Series B Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption or, in the case of an Event, regardless of the date of the transaction, the holders of the Series B Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.

For purposes of determining the voting rights of the holders of the Series B Preferred Stock under this Section 4.2.2(j)(iii), each holder will be entitled to one vote for each Liquidation Preference per share with respect to shares of the Series B Preferred Stock held by such holder. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of the Series B Preferred Stock has been cast or given on any matter on which the holders of shares of the Series B Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

(4)
As to any voting right set forth in Section 4.2.2(j)(iii), the holders of Series B Preferred Stock shall have exclusive voting rights on any proposed amendment to these Articles that would alter only the contract rights of the Series B Preferred Stock.
(5)
Except as expressly stated in these Articles, the Series B Preferred Stock will not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action, including, but not limited to, any merger or consolidation involving the Corporation, or a sale of all or substantially all of the assets of the Corporation, or the liquidation or dissolution of the Corporation, irrespective of the effect that such merger, consolidation, sale, liquidation or dissolution may have upon the rights, preferences or voting power of the holders of the Series B Preferred Stock.
Section 4.2.2(k)
Information Right. During any period during which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, the Corporation will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that the Corporation would have been required to file with the United States Securities and Exchange

Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which the Corporation would have been required to file such reports with the United States Securities and Exchange Commission if the Corporation were subject to Section 13 or 15(d) of the Exchange Act (in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were an “accelerated filer” within the meaning of the Exchange Act), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series B Preferred Stock.
Section 4.3
Voting Common Stock. Holders of Voting Common Stock are entitled to one vote per share on all matters required by Florida law to be approved by the shareholders. Subject to the rights of any outstanding classes or series of Preferred Stock having preferential dividend rights, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the dissolution of the Corporation, holders of Common Stock are entitled to receive, pro rata in accordance with the number of shares owned by each, the net assets of the Corporation remaining after the holders of any outstanding classes or series of Preferred Stock having preferential rights to such assets have received the distributions to which they are entitled.
Section 4.4
Special Common Stock. The Board of Directors is authorized to provide for the issuance of the Special Common Stock in one or more classes and in one or more series within a class and, by filing the appropriate Articles of Amendment with the Secretary of State of Florida which shall be effective without shareholder action, is authorized to establish the number of shares to be included in each class and each series and the limitations and relative rights of each class and each series. Each class or series of Special Common Stock (1) shall bear dividends, pari passu with dividends on the Common Stock, in such amount as the Board of Directors shall determine, (2) shall vote together with the Common Stock, and not separately as a class except where otherwise required by law, on all matters on which the Common Stock is entitled to vote, unless the Board of Directors determines that any such class or series shall have limited voting rights or shall not be entitled to vote except as otherwise required by law, (3) may be convertible or redeemable on such terms as the Board of Directors may determine, and (4) may have such other relative rights and limitations as the Board of Directors is allowed by law to determine.
ARTICLE 5

REIT PROVISIONS
Section 5.1
Definitions. For the purposes of this Article 5, the following terms shall have the following meanings:
(a)
“Acquire” shall mean the acquisition of Beneficial Ownership of shares of Capital Stock by any means including, without limitation, acquisition pursuant to the exercise of any option, warrant, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights, unless, as a result, the acquirer would be considered a Beneficial Owner as defined below. The term “Acquisition” shall have the correlative meaning.
(b)
“Actual Owner” shall mean, with respect to any Capital Stock, that Person who is required to include in its gross income any dividends paid with respect to such Capital Stock.

(c)
“Beneficial Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock, either directly or indirectly, under Section 542(a)(2) of the Code, taking into account for this purpose (i) constructive ownership determined under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise); and (ii) any future amendment to the Code which has the effect of modifying the ownership rules under Section 542(a)(2) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
(d)
“Code” shall mean the Internal Revenue Code of 1986, as amended. In the event of any future amendments to the Code involving the renumbering of Code sections, the Board of Directors may, in its sole discretion, determine that any reference to a Code section herein shall mean the successor Code section pursuant to such amendment.
(e)
“Constructive Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such Capital Stock, either directly or constructively, through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner”, “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.
(f)
“Ownership Limit” shall initially mean 7% by value of the outstanding Capital Stock of the Corporation, and after any adjustment as set forth in Section 5.8, shall mean such greater percentage (but not greater than 9.8%) by value of the outstanding Capital Stock as so adjusted.
(g)
“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter retained by the Company which participates in a public offering of the Capital Stock for a period of 90 days following the purchase by such underwriter of the Capital Stock, provided that ownership of Capital Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code and would not otherwise result in the Corporation failing to quality as a REIT.
(h)
“REIT” shall mean a real estate investment trust under Section 856 of the Code.
(i)
“Redemption Price” shall mean the lower of (i) the price paid by the transferee from whom shares are being redeemed and (ii) the average of the last reported sales price, regular way, on the New York Stock Exchange of the relevant class of Capital Stock on the ten trading days immediately preceding the date fixed for redemption by the Board of Directors, or if the relevant class of Capital Stock is not then traded on the New York Stock Exchange, the average of the last reported sales prices, regular way, of such class of Capital Stock (or, if sales prices, regular way, are not reported, the average of the closing bid and asked prices) on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Capital Stock may be traded, or if such class of Capital Stock is not then traded over any exchange or quotation system, then the price determined in good faith by the Board of Directors of the Corporation as the fair market value of such class of Capital Stock on the relevant date.
(j)
“Related Tenant Owner” shall mean any Constructive Owner who also owns, directly or indirectly, an interest in a Tenant, which interest is equal to or greater than (i) 10% of the combined voting power of all classes of stock of such Tenant, (ii) 10% of the total number of shares of all classes of stock of such Tenant, or (iii) if such Tenant is not a corporation, 10% of the assets or net profits of such Tenant.
(k)
“Related Tenant Limit” shall mean 9.8% by value of the outstanding Capital Stock of the Corporation.
(l)
“Restriction Termination Date” shall mean the first day on which the Corporation determines pursuant to Section 5.12 that it is no longer in the best interest of the Corporation to attempt to, or continue to, qualify as a REIT.
(m)
“Tenant” shall mean any tenant of (i) the Corporation, (ii) a subsidiary of the Corporation which is deemed to be a “qualified REIT subsidiary” under Section 856(i)(2) of the Code, or (iii) a partnership in which the Corporation or one or more of its qualified REIT subsidiaries is a partner.
(n)
“Transfer” shall mean any sale, transfer, gift, assignment, devise, or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on the Capital Stock or (ii) the sale, transfer, assignment or other disposition or grant of any securities or rights convertible or exchangeable for Capital Stock), whether voluntarily or involuntarily, whether of record or Beneficially, and whether by operation of law or otherwise; provided, however, that any bona fide pledge of Capital Stock shall not be deemed a Transfer until such time as the pledgee effects an actual change in ownership of the pledged shares of Capital Stock.
Section 5.2
Restrictions on Transfer. Except as provided in Sections 5.10 and 5.14:
(a)
No Person shall Beneficially Own Capital Stock in excess of the Ownership Limit.
(b)
No Person shall Constructively Own Capital Stock in excess of the Related Tenant Limit for more than thirty (30) days following the date such Person becomes a Related Tenant Owner.
(c)
Any Transfer that, if effective, would result in any Person Beneficially Owning Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall Acquire no rights in such Capital Stock.
(d)
Any Transfer that, if effective, would result in any Related Tenant Owner Constructively Owning Capital Stock in excess of the Related Tenant Limit shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise Constructively

Owned by such Related Tenant Owner in excess of the Related Tenant Limit, and the intended transferee shall Acquire no rights in such Capital Stock.
(e)
Any Transfer that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (within the meaning of Section 856(a)(5) of the Code) shall be void ab initio as to the Transfer of such Capital Stock which would be otherwise beneficially owned by the transferee, and the intended transferee shall Acquire no rights in such Capital Stock.
(f)
Any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the portion of any Transfer of the Capital Stock which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall Acquire no rights in such Capital Stock.
(g)
Any other Transfer that, if effective, would result in the disqualification of the Corporation as a REIT by virtue of actual, Beneficial or Constructive Ownership of Capital Stock shall be void ab initio as to such portion of the Transfer resulting in the disqualification, and the intended transferee shall Acquire no rights in such Capital Stock.
Section 5.3
Remedies for Breach.
(a)
If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer has taken place that falls within the scope of Section 5.2 or that a Person intends to Acquire Beneficial Ownership of any shares of the Corporation that would result in a violation of Section 5.2 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer, subject, however, in all cases to the provisions of Section 5.14.
(b)
Without limitation to Section 5.2 and Section 5.3(a), any purported transferee of shares Acquired in violation of Section 5.2 and any Person retaining shares in violation of Section 5.2(b) shall be deemed to have acted as agent on behalf of the Corporation in holding those shares acquired or retained in violation of Section 5.2 and shall be deemed to hold such shares in trust on behalf of and for the benefit of the Corporation. Such shares shall be deemed a separate class of stock until such time as the shares are sold or redeemed as provided in Section 5.3(c). The holder shall have no right to receive dividends or other distributions with respect to such shares and shall have no right to vote such shares. Such holder shall have no claim, cause of action or any other recourse whatsoever against any transferor of shares Acquired in violation of Section 5.2. The holder’s sole right with respect to such shares shall be to receive, at the Corporation’s sole and absolute discretion, either (i) consideration for such shares upon the resale of the shares as directed by the Corporation pursuant to Section 5.3(c) or (ii) the Redemption Price pursuant to Section 5.3(c). Any distribution by the Corporation in respect of such shares Acquired or retained in violation of Section 5.2 shall be repaid to the Corporation upon demand.
(c)
The Board of Directors shall, within six months after receiving notice of a Transfer or Acquisition that violates Section 5.2 or a retention of shares in violation of

Section 5.2(b), either (in its sole and absolute discretion, subject to the requirements of Florida law applicable to redemption) (i) direct the holder of such shares to sell all shares held in trust for the Corporation pursuant to Section 5.3(b) for cash in such manner as the Board of Directors directs or (ii) redeem such shares for the Redemption Price in cash on such date within such six month period as the Board of Directors may determine. If the Board of Directors directs the holder to sell the shares, the holder shall receive such proceeds as the trustee for the Corporation and pay the Corporation out of the proceeds of such sale (i) all expenses incurred by the Corporation in connection with such sale, plus (ii) any remaining amount of such proceeds that exceeds the amount paid by the holder for the shares, and the holder shall be entitled to retain only the amount of such proceeds in excess of the amount required to be paid to the Corporation.
Section 5.4
Notice of Restricted Transfer. Any Person who Acquires, attempts or intends to Acquire, or retains shares in violation of Section 5.2 shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer, attempted or intended Transfer, or retention, on the Corporation’s status as a REIT.
Section 5.5
Owners Required to Provide Information. Prior to the Restriction Termination Date:
(a)
Every shareholder of record of more than 5% by value (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding Capital Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record shareholder, the number and class of shares of Capital Stock Beneficially Owned by it, and a description of how such shares are held; provided that a shareholder of record who holds outstanding Capital Stock of the Corporation as nominee for another Person, which Person is required to include in its gross income the dividends received on such Capital Stock (an “Actual Owner”), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number and class of shares of such Actual Owner with respect to which the shareholder of record is nominee. Each such shareholder of record shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT.
(b)
Every Actual Owner of more than 5% by value (or such lower percentage as required by the Code or Regulations promulgated thereunder) of the outstanding Capital Stock of the Corporation who is not a shareholder of record of the Corporation, shall within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Actual Owner, the number and class of shares Beneficially Owned, and a description of how such shares are held.
(c)
Each Person who is a Beneficial Owner of Capital Stock and each Person (including the shareholder of record) who is holding Capital Stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT.
(d)
Nothing in this Section 5.5 or any request pursuant hereto shall be deemed to waive any limitation in Section 5.2.

Section 5.6
Remedies Not Limited. Except as provided in Section 5.13, nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders in preserving the Corporation’s status as a REIT.
Section 5.7
Ambiguity. In the case of an ambiguity in the application of any of the provisions of this ARTICLE 5, including without limitation any definition contained in Section 5.1 and any determination of Beneficial Ownership, the Board of Directors in its sole discretion shall have the power to determine the application of the provisions of this ARTICLE 5 with respect to any situation based on the facts known to it.
Section 5.8
Modification of Ownership Limit. Subject to the limitations provided in Section 5.9, the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).
Section 5.9
Limitations on Modifications. Notwithstanding any other provision of this Article 5:
(a)
The Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542(a)(2) of the Code could Beneficially Own, in the aggregate, more than 49.5% by value of the outstanding Capital Stock.
(b)
Prior to the modification of any Ownership Limit pursuant to Section 5.8, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or insure the Corporation’s status as a REIT.
(c)
The Ownership Limit may not be increased to a percentage which is greater than 9.8%.
Section 5.10
Exceptions. The Board of Directors may, upon receipt of either a certified copy of a ruling of the Internal Revenue Service, an opinion of counsel satisfactory to the Board of Directors or such other evidence as the Board of Directors deems appropriate, but shall in no case be required to, exempt a Person (the “Exempted Holder”) from the Ownership Limit or the Related Tenant Limit, as the case may be, if the ruling or opinion concludes or the other evidence shows (A) that no Person who is an individual as defined in Section 542(a)(2) of the Code will, as the result of the ownership of the shares by the Exempted Holder, be considered to have Beneficial Ownership of an amount of Capital Stock that will violate the Ownership Limit, or (B) in the case of an exception of a Person from the Related Tenant Limit that the exemption from the Related Tenant Limit would not cause the Corporation to fail to qualify as a REIT. The Board of Directors may condition its granting of a waiver on the Exempted Holder’s agreeing to such terms and conditions as the Board of Directors determines to be appropriate in the circumstances.
Section 5.11
Legend. All certificates representing shares of Capital Stock of the Corporation shall bear a legend referencing the restrictions on ownership and transfer as set forth in these Articles. The form and content of such legend shall be determined by the Board of Directors.
Section 5.12
Termination of REIT Status. The Board of Directors may revoke the Corporation’s election of REIT status as provided in Section 856(g)(2) of the Code if, in its discretion, the qualification of the Corporation as a REIT is no longer in the best interests of the Corporation. Notwithstanding any such revocation or other termination of REIT status, the provisions of this Article 5 shall remain in effect unless amended pursuant to the provisions of Article 9.
Section 5.13
Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and the application of such provisions shall be affected only to the extent necessary to comply with the determination of such court.
Section 5.14
New York Stock Exchange Transactions. Nothing in this Article 5 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.
ARTICLE 6

DIRECTORS
Section 6.1
Number. The number of directors may be increased or diminished from time to time by the bylaws but shall never be more than fifteen (15) or less than three (3).
ARTICLE 7

BYLAWS
Section 7.1
Bylaws. The Bylaws may be amended or repealed from time to time by either the Board of Directors or the shareholders, but the Board of Directors shall not alter, amend or repeal any Bylaw adopted by the shareholders if the shareholders specifically provide that the Bylaw is not subject to amendment or repeal by the Board of Directors.
ARTICLE 8

INDEMNIFICATION
Section 8.1
Indemnification. The Board of Directors is hereby specifically authorized to make provision for indemnification of directors, officers, employees and agents to the full extent permitted by law.
ARTICLE 9

AMENDMENT
Section 9.1
Amendment. The Corporation reserves the right to amend or repeal any provision contained in these Restated Articles of Incorporation, and any right conferred upon the shareholders is subject to this reservation.

IN WITNESS WHEREOF, these Restated Articles of Incorporation have been executed by a duly authorized officer of the Corporation on this 18th day of November, 2024.

Michael Herman, Senior Vice President, General Counsel and Secretary